UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2022

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 West McEwen Drive, Suite 500 Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(629) 252-7040

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2022, the board of directors of Kaiser Aluminum Corporation (the “Company”) appointed Blain Tiffany as Executive Vice President – Sales and Marketing and Jason Walsh as Executive Vice President – Manufacturing.

Mr. Tiffany, 63, has served as Senior Vice President – Sales and Marketing from January 2020 to April 2022.  Mr. Tiffany previously served as Vice President - Sales & Marketing, High Strength and General Engineering Products from July 2014 to December 2020. Mr. Tiffany joined the Company in 2013 as Vice President - Marketing, Hard Alloy Extrusions, Pipe and Tube. Prior to joining Kaiser, Mr. Tiffany held several senior management positions during his 34 years in metals distribution. He was most recently with A.M. Castle & Co. where during his 13 years with the company he served as President of the Steel Plate division, President of the Aerospace division and President of the Industrial division. He holds a Bachelor of Science degree in Business Administration from Almeda College and completed the Strategic Metals Management Program at the Olin Business School Washington University in St. Louis, Missouri.

Mr. Walsh, 42, has served as Senior Vice President – Manufacturing from August 2020 to April 2022.  Mr. Walsh previously served as Senior Vice President – Flat Rolled Products from June 2018 to August 2020, as Vice President and General Manager – Automotive and Soft Alloy from January 2017 to June 2018, as Vice President and General Manager – Automotive from February 2017 to December 2017, and as Vice President - Financial, Planning and Analysis from April 2012 to January 2017. Mr. Walsh joined the Company in 2006 as Manager, Financial Planning & Analysis and served as Group Controller, Common Alloy Products and Director, Financial Planning & Analysis. Prior to joining Kaiser, he held positions of increasing responsibility in manufacturing operations with Caterpillar Inc. He holds a Master of Business Administration degree in Finance from the University of Chicago and a Bachelor of Science degree in Mechanical Engineering from the University of Illinois at Urbana-Champaign.

In connection with their promotions, on April 15, 2022, the compensation committee approved adjustments to the annual base compensation of Messrs. Tiffany and Walsh, including (i) the increase of the annual base salaries of Messrs. Tiffany and Walsh from $400,000 to $425,000 and $450,000 to $465,000, respectively, and (ii) the increase of the threshold, target and maximum awards of Messrs. Tiffany and Walsh under the 2022 short-term incentive plan as set forth below (which will be prorated for 2022):

	Below Threshold	Threshold	Target	Maximum
Blain Tiffany	$0	$125,000	$250,000	$625,000
Jason Walsh	$0	$150,000	$300,000	$750,000

The compensation committee also approved the increase of the annual long-term incentive targets of Messrs. Tiffany and Walsh under the Company’s 2022-2024 long-term incentive plan, which resulted in grants to Messrs. Tiffany and Walsh of 692 additional restricted stock units and 1,224 additional restricted stock units, respectively.  The restrictions on 100% of the restricted stock units granted will lapse on March 5, 2025 or earlier if the employment of Messrs. Tiffany or Walsh terminates as a result of death or disability or in the event of a change in control of the Company. If the employment of Messrs. Tiffany or Walsh is terminated by the Company without cause or the employment of Messrs. Tiffany or Walsh is voluntarily terminated by them for good reason, in either case before March 5, 2025, the restricted stock units granted will remain outstanding and vest on March 5, 2025 (or earlier in the event of a change of control or the death or disability of Messrs. Tiffany or Walsh). If the employment of Mr. Tiffany is terminated by him on or after retirement at age 65 or older, the restricted stock units granted to him will remain outstanding and the restrictions on a pro-rated portion of such units, determined based on the number of days Mr. Tiffany was employed by the Company during the restriction period, will lapse on March 5, 2025.

The grants of restricted stock units were made pursuant to the Company's 2021 Equity and Incentive Compensation Plan (the “Equity Plan”). A copy of the Equity Plan is filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company on June 3, 2021.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: April 18, 2022